Exhibit 99.1

               Watson Wyatt & Company Holdings Reports
              Results for Second Quarter of Fiscal 2005

    WASHINGTON--(BUSINESS WIRE)--Feb. 3, 2005--Watson Wyatt & Company Holdings (NYSE:WW), a leading international human capital consulting firm, today announced financial results for the second quarter of fiscal year 2005, which ended on December 31, 2004.
    Revenues were $175.8 million for the quarter, compared to $170.4 million for the second quarter of fiscal year 2004. The increase was driven by steady growth in the retirement business and double-digit growth in the human capital consulting and international segments. Second-quarter income from continuing operations was $11.1 million or $0.34 per diluted share, compared to $10.8 million or $0.32 per diluted share in the second quarter of last year.
    "We are in an exciting period, as we finalize our proposed business combination with Watson Wyatt LLP," said John Haley, president and chief executive officer. "The company's strong results this quarter tell us we have a powerful business model, and we look forward to leveraging our combined resources even more effectively across the globe."
    As of December 31, 2004, the company had cash and cash equivalents of $135.1 million. During the quarter, the company generated $28.0 million in cash after making a $2.4 million dividend payment.

    Second-Quarter Fiscal Year 2005 Operating Highlights

    -- Benefits Group revenues (representing 57% of total second-quarter revenues) were $99.8 million, up 1% from $98.4 million in the prior-year second quarter. Revenue growth was largely due to retirement work for new clients.

    -- Technology Solutions Group revenues (representing 11% of total second-quarter revenues) were $19.6 million, versus prior-year second-quarter revenues of $21.9 million. Second-quarter 2005 revenues do not include approximately $1.7 million in consulting time that was spent customizing administration systems for new clients. Related revenues will be recognized as these systems go into service. Results for the group continue to be better than anticipated due to more strategic consulting work and faster implementation periods than planned. Fourth-quarter revenue growth is still expected.

    -- Human Capital Group revenues (representing 8% of total second-quarter revenues) totaled $14.3 million in the second quarter, growing by 23% over the prior-year second quarter. The increase was driven by strong demand for executive compensation work related to corporate governance and Sarbanes-Oxley issues.

    -- International segment revenues (representing 13% of total second-quarter revenues) of $22.2 million were up 15% over prior-year second-quarter revenues, or 11% in local currencies. Results were strong in Japan and Taiwan, largely due to improving economic conditions and legislative changes that are driving special project work.

    Outlook for Fiscal Year 2005

    For the third quarter of fiscal year 2005, the company expects revenue to be up 1% to 2%, largely due to modest growth in retirement revenues and stronger growth in human capital consulting, to be offset by a decline in the Technology Solutions Group. Consulting input time in the Technology Solutions Group is expected to increase over the prior-year third quarter, but revenues are expected to be lower due to the change in the business model that occurred in the fourth quarter of fiscal 2004, whereby no revenue is recognized related to the customization of administration systems. Related revenue is recognized once these systems go into service. The company expects fully diluted earnings per share to be in the range of $0.39 to $0.41 for the third quarter of fiscal year 2005.
    For fiscal year 2005, the company is maintaining its previously issued guidance of 2% to 4% revenue growth overall. Management is maintaining the full-year guidance previously issued of fully diluted earnings per share in the range of $1.63 to $1.65.

    Conference Call

    The company will host a live webcast and conference call that can be accessed via the Internet on Thursday, February 3, 2005, to discuss the financial results for the second quarter of fiscal year 2005. It will begin at 9:00 a.m. Eastern Time. A replay of the webcast will be available two hours after the live call for a period of one year. To access the live webcast or replay, visit www.watsonwyatt.com, www.streetevents.com, or www.fulldisclosure.com.

    Forward-Looking Statements

    Statements in this press release regarding projections and expectations of future earnings, revenues, operations, business trends and other such items are forward-looking statements. A number of risks and uncertainties exist which could cause actual results to differ materially from the results reflected in these forward-looking statements. Such factors include but are not limited to our ability to complete the acquisition of Watson Wyatt LLP, integrate its operations into our own and achieve the anticipated results; our continued ability to recruit and retain qualified associates; outcomes of litigation; the ability of the company to obtain professional liability insurance; a significant decrease in the demand for the consulting services we offer as a result of changing economic conditions or other factors; actions by competitors offering human resources consulting services, including public accounting and consulting firms, technology consulting firms and Internet/intranet development firms; regulatory, legislative and technological developments that may affect the demand for or costs of our services and other factors discussed under "Risk Factors" in the company's Annual Report on Form 10-K dated August 17, 2004, which is on file with the Securities and Exchange Commission. These statements are based on assumptions that may not come true. All forward-looking disclosure is speculative by its nature. The company undertakes no obligation to update any of the forward-looking information included in this report, whether as a result of new information, future events, changed expectations or otherwise.

    About Watson Wyatt

    Watson Wyatt is an international human capital consulting firm that provides services in the areas of employee benefits, human capital strategies and related technology solutions. The firm is headquartered in Washington, D.C., and has 3,700 associates in 60 offices in the Americas and Asia-Pacific. Together with Watson Wyatt LLP, a leading Europe-based consulting partnership, the firm operates globally as Watson Wyatt Worldwide. Watson Wyatt Worldwide has approximately 5,900 associates in 88 offices in 30 countries.




                   WATSON WYATT & COMPANY HOLDINGS
                Consolidated Statements of Operations
          (Thousands of U.S. Dollars, Except Per Share Data)

                            Three Months Ended    Six Months Ended
                             December 31,          December 31,
                            ------------------------------------------
                                 2004      2003       2004      2003
                                 ----      ----       ----      ----
                                  (Unaudited)          (Unaudited)

Revenue                       $175,849  $170,353   $351,240  $341,336
                              --------- ---------  --------- ---------

Costs of providing services:
  Salaries and employee
   benefits                     95,194    94,374    192,270   199,447
  Professional and
   subcontracted services       11,544    12,613     23,523    21,699
  Occupancy, communications
   and other                    27,901    25,921     52,001    49,439
  General and administrative
   expenses                     19,481    14,990     36,369    30,591
  Depreciation and
   amortization                  4,810     5,395      9,493    10,047
                              --------- ---------  --------- ---------
                               158,930   153,293    313,656   311,223
                              --------- ---------  --------- ---------
Income from operations          16,919    17,060     37,584    30,113


  Income from affiliates         2,724     1,048      4,930     2,838
  Interest income, net             407       170        862       384
  Other non-operating income       (56)       27        (28)    6,152
                              --------- ---------  --------- ---------


Income from continuing
 operations before income
 taxes                          19,994    18,305     43,348    39,487
Provision for income taxes       8,939     7,503     18,542    16,188
                              --------- ---------  --------- ---------

Income from continuing
 operations                     11,055    10,802     24,806    23,299

Discontinued operations:
Sublease income from discontinued
 operations, less applicable income
tax expense for the three
 and six months ended
 December 31, 2004                   6        16          8        26
                              --------- ---------  --------- ---------

Net income                    $ 11,061  $ 10,818   $ 24,814  $ 23,325
                              ========= =========  ========= =========


Basic earnings per share:
Income from continuing
 operations                   $   0.34  $   0.33   $   0.76  $   0.70
Income from discontinued
 operations                          -         -          -         -
                              --------- ---------  --------- ---------
Net income                    $   0.34  $   0.33   $   0.76  $   0.70
                              ========= =========  ========= =========
Diluted earnings per share:
Income from continuing
 operations                   $   0.34  $   0.32   $   0.76  $   0.70
Income from discontinued
 operations                          -         -          -         -
                              --------- ---------  --------- ---------
Net income                    $   0.34  $   0.32   $   0.76  $   0.70
                              ========= =========  ========= =========

Weighted average shares of
  common stock, basic (000)     32,516    33,143     32,437    33,111
                              ========= =========  ========= =========
Weighted average shares of
  common stock, diluted
   (000)                        32,809    33,474     32,739    33,453
                              ========= =========  ========= =========


                 WATSON WYATT & COMPANY HOLDINGS
                    Supplemental Segment Data
                   (Thousands of U.S. Dollars)

                            Three Months Ended    Six Months Ended
                             December 31,          December 31,
                            ------------------------------------------
                                2004      2003       2004      2003
                                ----      ----       ----      ----
                                 (Unaudited)          (Unaudited)
Revenue (net of reimbursable
 expenses)
----------------------------
Benefits Group                $ 99,810  $ 98,428   $204,721  $202,296
Technology Solutions Group      19,573    21,871     36,755    42,140
Human Capital Group             14,303    11,622     27,365    21,788
International                   22,244    19,387     43,297    38,332
Other                           11,219    10,942     22,728    22,635
                               --------  --------   --------  --------
Total segment revenue          167,148   162,250    334,866   327,191
Reimbursable expenses and
 other                           8,701     8,103     16,375    14,145
                               --------  --------   --------  --------
Consolidated revenue          $175,849  $170,353   $351,240  $341,336
                               ========  ========   ========  ========

Net operating income
----------------------------
Benefits Group                $ 15,786  $ 16,722   $ 39,077  $ 38,763
Technology Solutions Group       5,376     4,042      8,102     5,455
Human Capital Group              4,000     2,144      6,967     1,888
International                    1,193    (1,181)     1,811    (1,247)
Other                            1,114       (53)     3,513       634
                               --------  --------   --------  --------
Total segment net operating
 income                         27,468    21,674     59,469    45,493
Discretionary compensation      (9,413)   (5,970)   (20,413)  (19,470)
Other income (expense), net      1,939     2,601      4,292    13,464
                               --------  --------   --------  --------
Income before income taxes    $ 19,994  $ 18,305   $ 43,348  $ 39,487
                               ========  ========   ========  ========



                                December 31,
                                ------------
                                2004      2003
                                ----      ----
                                 (Unaudited)
Associates (fiscal year end
 full-time equivalents)
----------------------------
Benefits Group                   1,615     1,630
Technology Solutions Group         290       350
Human Capital Group                165       155
International                      900       950
Other                              500       590
                               --------  --------
Total segment associates         3,470     3,675
Corporate                          230       215
                               --------  --------
Total                            3,700     3,890
                               ========  ========




                  WATSON WYATT & COMPANY HOLDINGS
                    Consolidated Balance Sheets
         (Thousands of U.S. Dollars, Except Per Share Data)

                                                December 31, June 30,
                                                ----------------------
                                                    2004       2004
                                                    ----       ----
                                                (Unaudited)
                                                ------------
Assets
------------------------------------------------
 Cash and cash equivalents                      $   135,082 $ 156,940
 Receivables from clients:
 Billed, net of allowances of $2,523 and $1,241      90,678    86,726
 Unbilled, net of allowances of $1,037 and $456      53,880    63,108
                                                 ----------- ---------
                                                    144,558   149,834

 Deferred income taxes                               11,224    15,052
 Other current assets                                36,407    11,388
                                                 ----------- ---------
 Total current assets                               327,271   333,214

 Investment in affiliates                            33,386    30,235
 Fixed assets, net                                   75,343    65,438
 Deferred income taxes                               55,098    55,240
 Goodwill and intangible assets                      22,054    20,909
 Other assets                                         6,148     7,132
                                                 ----------- ---------

 Total Assets                                   $   519,300 $ 512,168
                                                 =========== =========

Liabilities
------------------------------------------------

 Accounts payable and accrued liabilities       $    90,098 $ 113,233
 Income taxes payable                                10,232    12,526
                                                 ----------- ---------
 Total current liabilities                          100,330   125,759

 Accrued retirement benefits                        102,403    97,984
 Deferred rent and accrued lease losses              10,402    10,199
 Deferred income taxes                                  347       628
 Other noncurrent liabilities                        31,512    32,414
                                                 ----------- ---------

 Total Liabilities                                  244,994   266,984

 Commitments and contingencies

Stockholders' Equity
------------------------------------------------
 Preferred Stock - No par value:
   1,000,000 shares authorized;
   none issued and outstanding                            -         -
 Class A Common Stock - $.01 par value:
   99,000,000 shares authorized;
   33,372,880 and 33,372,880 issued and
   32,562,318 and 32,317,156 outstanding                334       334
 Additional paid-in capital                         148,780   149,508
 Treasury stock, at cost - 810,562 and 1,055,724
  shares                                            (20,148)  (26,149)
 Retained earnings                                  145,626   125,669
 Accumulated other comprehensive loss                  (286)   (4,178)
                                                 ----------- ---------
 Total Stockholders' Equity                         274,306   245,184
                                                 ----------- ---------

 Total Liabilities and Stockholders' Equity     $   519,300 $ 512,168
                                                 =========== =========



                 WATSON WYATT & COMPANY HOLDINGS
              Consolidated Statements of Cash Flows
                   (Thousands of U.S. Dollars)

                                                  Six months ended
                                                      December 31
                                                 -------------------
                                                      2004     2003
                                                      ----     ----
 Cash flows from (used in) operating activities:
 Net income                                      $  24,814 $ 23,325
 Adjustments to reconcile net income to net cash
   from (used in) operating activities:
     Other non-operating gain related to PCIC            -   (5,600)
     Provision for doubtful receivables from
      clients                                        3,841    3,741
     Depreciation                                    9,344    9,883
     Amortization of intangible assets                 149      164
     Provision for deferred income taxes             3,689    5,451
     Income from affiliates                         (4,945)  (2,838)
     Distributions from affiliates                   3,069    2,285
     Other, net                                        200     (536)
     Changes in operating assets and liabilities (net of
      discontinued operations)
         Receivables from clients                    1,435   (1,749)
         Other current assets                      (11,598)  (4,209)
         Other assets                                  984    1,100
         Accounts payable and accrued liabilities  (18,566) (21,330)
         Income taxes payable                      (15,715) (15,156)
         Accrued retirement benefits                 4,419    1,764
         Deferred rent and accrued lease losses        203    1,535
         Other noncurrent liabilities                 (887)  (1,266)
                                                  --------- --------
     Net cash from (used in) operating activities      436   (3,436)
                                                  --------- --------

 Cash flows used in investing activities:
   Purchases of fixed assets                       (12,057)  (7,806)
   Capitalized software costs                       (6,727)       -
   Proceeds from divestitures                          (28)     552
   Acquisitions and contingent consideration
    payments                                          (517)    (113)
                                                  --------- --------
     Net cash used in investing activities         (19,329)  (7,367)
                                                  --------- --------

 Cash flows used in financing activities:
   Issuances of common stock - exercise of
    options                                          1,148    1,179
   Issuances of common stock - employee stock
    purchase plan                                    3,632    3,278
   Dividends paid                                   (4,857)       -
   Repurchases of common stock                      (4,188)  (9,776)
                                                  --------- --------
     Net cash used in financing activities          (4,265)  (5,319)
                                                  --------- --------

Effect of exchange rates on cash                     1,300    3,361
                                                  --------- --------

Decrease in cash and cash equivalents              (21,858) (12,761)

Cash and cash equivalents at beginning of period   156,940  144,374
                                                  --------- --------

Cash and cash equivalents at end of period       $ 135,082 $131,613
                                                  ========= ========



    CONTACT: Watson Wyatt & Company Holdings
             Carl D. Mautz, 202-715-7056